UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 12, 2016

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On January 12, 2016, Universal Insurance Holdings, Inc. (“Company”) entered into a three-year employment agreement with Sean P. Downes, the Company’s President and Chief Executive Officer; a two-year employment agreement with Jon W. Springer, the Company’s Executive Vice President and Chief Operating Officer; a two-year employment agreement with Stephen J. Donaghy, the Company’s Chief Marketing Officer; and a two-year employment agreement with Frank C. Wilcox, the Company’s Chief Financial Officer. The agreements were approved by the Board of Directors (Messrs. Downes and Springer abstaining) upon the recommendation of its Compensation Committee (“Compensation Committee”) following consultation with the Compensation Committee’s independent compensation consultant and outside legal counsel. The Compensation Committee considered a range of factors in developing the employment agreements, including but not limited to the feedback the Company solicited from its institutional investors regarding the prior employment agreements between the Company and the executives, the Company’s financial performance, total shareholder return, and operational and organizational accomplishments since this executive team assumed leadership in February 2013, their retention, their commitment to the Company’s strategic initiatives, and anticipated further successes.

With respect to Messrs. Downes and Springer in particular, the Compensation Committee believes that their new employment agreements tie their compensation more closely to achieving high performance goals than under previous agreements. Moreover, at the 2016 annual shareholder meeting, shareholders must approve an amendment of the Company’s 2009 Omnibus Incentive Plan, as such may be amended from time to time (“Omnibus Plan”), in order for the Compensation Committee to award them the maximum annual incentive bonus and to grant performance stock units and stock options in excess of existing share reserves under the Omnibus Plan. The new employment agreements reflect the Compensation Committee’s and independent directors’ continued confidence in the Company’s management and business strategies, which are focused on rate adequate organic growth, a vertically integrated platform, internalized operations, enhanced reinsurance programs and geographic expansion.

Employment Agreement with Sean P. Downes

Term

Mr. Downes’ new employment agreement (“Downes Agreement”) provides that he will serve as President and Chief Executive Officer of the Company for a three-year term beginning on January 1, 2016 and ending on December 31, 2018, unless earlier terminated in accordance with its terms.

Base Salary

Mr. Downes will receive a base salary of $2,217,500 for each contract year.

Annual Bonus

Mr. Downes will receive an annual bonus for each contract year calculated as a certain percentage of the Company’s pre-tax income (“PTI”), subject in all events to the requirement that the Company has achieved a certain threshold amount of PTI (“Floor”) for that year. For 2016, the Floor is $79 million, and in subsequent years, the Floor will be equal to 85% of the trailing five-year average of the Company’s PTI calculated for that year. Provided that the Floor has been met, Mr. Downes’ annual bonus for each year will be equal to:

•	3% of PTI for such year, if PTI is less than or equal to $125 million; or

•	4% of PTI for such year, if PTI is greater than $125 million.

The annual bonus is payable under and subject to Omnibus Plan and cannot exceed the maximum shareholder-approved amount for an annual incentive award under the Omnibus Plan.

Performance Share Units

Mr. Downes will receive performance share units (“PSUs”) with a grant date fair value of $3 million on January 1 of each contract year. The number of PSUs actually earned will be subject to achievement of a formulaic performance goal or goals established by the Compensation Committee at the time of grant and applicable to the year of the grant. The number of PSUs earned based on actual levels of performance achievement is as follows:

•	0% for performance below target; and

•	100% for performance at or above target.

The Downes Agreement contemplates that performance goals at the target level will be challenging but attainable.

The number of PSUs earned based on performance will vest over three years, with two-thirds of the earned amount vesting on the first anniversary of the grant date and one-sixth of the earned amount vesting on each of the second and third anniversaries of the grant date, subject to Mr. Downes’ continued employment through each vesting date. Upon vesting, payment will be made through delivery of shares of the Company’s common stock.

Options

Mr. Downes will receive stock options with a $4.4 million grant date fair value on January 15 of each contract year. The stock options will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Downes’ continued employment with the Company through the applicable vesting date. The maximum term of these stock options will be 10 years from the grant date.

Should the Company’s shareholders fail to approve an amended Omnibus Plan at the Company’s 2016 annual meeting of shareholders, the Company will not issue PSUs or options in excess of existing share reserves under the Omnibus Plan, and Mr. Downes and the Company will discuss in good faith alternative compensation arrangements.

Employment Agreement with Jon W. Springer

Term

Mr. Springer’s new employment agreement (“Springer Agreement”) provides that he will serve as Executive Vice President and Chief Operating Officer of the Company for a two-year term beginning on January 1, 2016 and ending on December 31, 2017, unless earlier terminated in accordance with its terms.

Base Salary

Mr. Springer will receive a base salary of $1,340,625 for each contract year.

Annual Bonus

Mr. Springer will receive an annual bonus for each contract year, calculated as a certain percentage of the Company’s PTI, subject in all events to the requirement that the Company has achieved the Floor for that year. For 2016, the Floor is $79 million, and in subsequent years, the Floor will be equal to 85% of the trailing five-year average of the Company’s PTI calculated for that year. Provided that the Floor has been met, Mr. Springer’s annual bonus for each year will be equal to:

•	1.875% of PTI for such year, if PTI is less than or equal to $125 million; or

•	2.5% of PTI for such year, if PTI is greater than $125.

The annual bonus is payable under and subject to the Omnibus Plan and cannot exceed the maximum shareholder-approved amount for an annual incentive award under the Omnibus Plan.

Performance Share Units

Mr. Springer will receive PSUs, payable under and subject to the Omnibus Plan, with a grant date fair value of $1 million on January 1 of each contract year. As in the case of the Downes Agreement, the number of PSUs actually earned will be subject to achievement of a formulaic performance goal or goals established by Compensation Committee at the time of grant and applicable to the year of the grant. The number of PSUs earned based on actual levels of performance achievement is as follows:

•	0% for performance below target; and

•	100% for performance at or above target.

The Springer Agreement contemplates that performance goals at the target level will be challenging but attainable.

The number of PSUs earned based on performance will vest over two years, with two-thirds of the earned amount vesting on the first anniversary of the grant date and one-sixth of the earned amount vesting on each of the second and third anniversaries of the grant date, subject to Mr. Springer’s continued employment through each vesting date. Upon vesting, payment will be made through delivery of shares of the Company’s common stock.

Options

Pursuant to the Springer Agreement, Mr. Springer will receive stock options with a $1.5 million grant date fair value on January 15 of each contract year. These stock options will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Springer’s continued employment with the Company through the applicable vesting date. The maximum term of these stock options will be 10 years from the grant date.

Should the Company’s shareholders fail to approve an amended Omnibus Plan at the Company’s 2016 annual meeting of shareholders, the Company will not issue PSUs or options in excess of existing share reserves under the Omnibus Plan.

Employment Agreement with Stephen J. Donaghy

Term

Mr. Donaghy’s new employment agreement (“Donaghy Agreement”) provides that Mr. Donaghy will serve as Chief Marketing Officer of the Company for a two-year term beginning on January 1, 2016 and ending on December 31, 2017, unless earlier terminated in accordance with its terms.

Base Salary

Mr. Donaghy will receive a base salary of $804,375 for each contract year. His base salary will not be increased unless approved by the Compensation Committee.

Annual Bonus

Mr. Donaghy will receive an annual bonus for each contract year in an amount equal to 1.5% of the Company’s net income as reported in the Company’s Annual Report on Form 10-K for such year. The annual bonus is payable under and subject to the Omnibus Plan and cannot exceed the maximum shareholder-approved amount for an annual incentive award under the Omnibus Plan.

Employment Agreement with Frank C. Wilcox

Term

Mr. Wilcox’s new employment agreement (“Wilcox Agreement”) provides that Mr. Wilcox will serve as Chief Financial Officer of the Company for a two-year term beginning on October 1, 2015 and ending on October 1, 2017, unless earlier terminated in accordance with its terms.

Base Salary

Mr. Wilcox will receive a base salary of $375,000 for each contract year. The base salary is subject to adjustment by the Compensation Committee based on the recommendation of the Company’s Chief Executive Officer.

Annual Bonus

Mr. Wilcox is eligible to receive an annual bonus as determined by the Company in its sole discretion, subject to Mr. Wilcox’s continued employment through the payment date of the bonus.

***

The preceding summaries of the employment and compensation arrangements with Messrs. Downes, Springer, Donaghy and Wilcox do not purport to be complete and are qualified in their entirety by reference to the full text of the respective employment agreements with the Company, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference thereto.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated January 12, 2016, between Sean P. Downes and the Company

10.2	Employment Agreement, dated January 12, 2016, between Jon W. Springer and the Company

10.3	Employment Agreement, dated January 12, 2016, between Stephen J. Donaghy and the Company

10.4	Employment Agreement, dated January 12, 2016, between Frank C. Wilcox and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes President and Chief Executive Officer